Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

GVI Security Solutions, Inc.
Carrollton, Texas 75007

We consent to the use in Registration Statement on Form S-1 of our report dated March 29, 2004 relating to the financial statements of GVI Security, Inc. which is a part of that Prospectus and to the reference to us under the heading “Experts” in such Prospectus.

/s/WEAVER AND TIDWELL, L.L.P.
WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
February 6, 2007